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                                                                    EXHIBIT 10.2


                      MCI WORLDCOM NETWORK SERVICES, INC.

                     CLASSIC/TRANSCEND & SWITCHED SERVICES

                                AMENDMENT NO. 1
                                ---------------

     This Amendment No. 1 is made as of the 1st day of January, 2000 (the "Effective Date"), by and between PTEK Holdings, Inc. (formerly known as Premiere Technologies, Inc.) ("Customer") and MCI WORLDCOM Network Services, Inc. ("MCI WorldCom"), to those certain Program Enrollment Terms (the "PET") to that certain Telecommunications Services Agreement (the "TSA") made by and between Customer and MCI WorldCom dated October 29, 1999. In the event of any conflict between the terms of the TSA, the PET and any applicable Attachments and the terms of this Amendment No. 1, the terms of this Amendment No. 1 shall control. The TSA along with the PET and this Amendment No. 1 shall collectively be referred to as the "Agreement". The parties acknowledge that the terms and conditions set forth in this Agreement will apply to Customer and any of Customer's Subsidiaries and Affiliates as described herein and the term "Customer" shall be deemed to include Customer's Subsidiaries and Affiliates for all intents and purposes. Provided, however, Customer shall cause Customer's Subsidiaries and Affiliates to pay all charges under the terms of this Agreement; provided, however, in the event Customer's Subsidiaries and Affiliates fail to pay such charges, Customer agrees to be liable for such charges. For purposes of this Agreement, "Customers Subsidiaries and Affiliates" shall include those corporations, associations, limited liability companies, partnerships, limited liability partnerships, business trusts or other business entities, whether now existing or hereafter acquired or formed, and of which the entity in question at the time in question owns or controls ten percent (10%) of more of the outstanding equity securities or other beneficial ownership interests either directly or through an unbroken chain of entities as to each of which ten percent (10%) or more of the outstanding equity securities or other beneficial ownership interests are owned directly or indirectly by its parent.

     The parties agree for good and valuable consideration, intending legally to be bound, as follows:

1. SERVICE TERM. As of the Effective Date, the parties agree to delete Subsection 1(B) of the PET in its entirety and to substitute Subsection 1(A) of the PET to read in its entirety as follows:

     SERVICE TERM. The Service Term shall commence as of January 1, 2000 (the "Effective Date") and shall continue through and include December 31, 2004 (the "Service Term"). Upon expiration of the Service Term, the Switched Services in question will continue to be provided pursuant to the same terms and conditions as are then in effect (including without limitation, the applicable rates, discounts and commitments, if any), subject to termination by either party upon at least six (6) months' prior written notice to the other party which notice maybe given prior to the end of the Service Term.

2.   [***]


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3.   USE OF SERVICES.

     (A) In consideration of the terms and conditions of this Agreement including the Special Rates described in Section 4 below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Customer represents and warrants that the Services purchased under this Agreement [***]

     (B) In the event Customer is in breach of Subsection 3(A) above, MCI WorldCom shall notify Customer of such breach in writing. Customer shall have ten (10) days (the "Investigation Period") in which to investigate such claim and provide MCI WorldCom with its assessment of such claim. If during the Investigation Period, Customer determines that it is in breach of Subsection 3(A), Customer shall have an additional ten (10) day period (the "Remedy Period") in which to remedy such breach and pay MCI WorldCom [***] If such breach is remedied in accordance with the foregoing, Customer shall have no further liability for such breach. In the event Customer determines that it is not in breach of Subsection 3(A) or fails to remedy the breach to MCI WorldCom's sole satisfaction by the end of the Remedy Period, the parties agree to follow the arbitration procedures set forth in the Settlement Agreement described in Section 9 below. Notwithstanding anything to the contrary contained in the Settlement Agreement, if Customer is deemed by the Arbitrator to have breached Subsection 3(A), MCI WorldCom's sole remedy shall be for the Arbitrator to award MCI WorldCom [***]

4.   [***]

5. RATES FOR NEW SERVICE. Notwithstanding anything to the contrary contained in the Agreement during the Service Term only, Customer shall have the right to purchase new Service [***]

6.   [***]

7. ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement [***]

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8.   OTHER TERMS AND CONDITIONS.  Except as specifically amended or modified herein, the terms and conditions of the Agreement will remain in full force and effect throughout the Service Term and any extensions thereof.

9.   SETTLEMENT AGREEMENT.  The parties acknowledge the existence of that
     certain Settlement Agreement dated         , 2000, a copy of which is
     attached hereto and incorporated herein by reference. All capitalized terms not defined herein shall have meanings ascribed to them in the Settlement Agreement.

     IN WITNESS WHEREOF the parties have entered into this Amendment No. 1 on the date first written above.

MCI WORLDCOM NETWORK                  PTEK HOLDINGS, INC.
NETWORK SERVICES, INC.


By: /s/ Thomas F. O'Neil III          By: /s/ Patrick G. Jones
   -----------------------------          ----------------------------
Print Name: Thomas F. O'Neil III      Print Name: Patrick G. Jones
           ---------------------                  --------------------
Title: Chief Legal Counsel            Title: Executive Vice President
      --------------------------             -------------------------

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